ITEM 77C Exhibit 1

DREYFUS MONEY MARKET INSTRUMENTS, INC.

- Money Market Series (the “Fund”)

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Reconvened Special Meeting of Stockholders of the Dreyfus Money Market Instruments, Inc. – Money Market Series was held on April 19, 2010. Out of a total of 1.365,266,862.108 shares (“Shares”) entitled to vote at the meeting, a total of 695,171,433.560 were represented at the Meeting, in person or by proxy. The following matters were duly approved of the holders of the Fund’s outstanding Shares as follows:

		Shares

	For	Against	Abstain

1. To approve amending the	651,895,892.840	27,903,791.490	15,371,749.230
Fund’s policy regarding borrowing

		Shares

	For	Against	Abstain

2. To approve amending the	650,285,101.020	29,110,041.250	15,776,291.290
Fund’s policy regarding lending

		Shares

	For	Against	Abstain

3. To approve investment in	655,092,365.110	24,694,633.990	15,384,434.460
additional money market instruments
		Shares

	For	Against	Abstain

4. To approve investment in	648,960,889.690	29,603,909.950	16,606,633.920
other investment companies